Exhibit 99.1

NRG Energy, Inc. Reports Record First Quarter Results;

Closes Key Strategic Acquisitions, Increases 2014 Guidance and

Announces First Ever NRG Yield Drop Down

First Quarter 2014 Financial Highlights

•                  $816 million of Adjusted EBITDA; with $639 million from wholesale execution, $108 million from retail and $69 million from NRG Yield;

•                  $487 million of Free Cash Flow (FCF) before Growth investments;

•                  $3,159 million of total pro-forma liquidity following the Edison Mission Energy (EME) acquisition

2014 Guidance Increases

•                  Updating full year 2014 Guidance as follows:

•                  Increasing Adjusted EBITDA to $3,200-$3,400 million from $2,700-$2,900 million

•                  Increasing FCF before Growth investments to $1,200-$1,400 million from $950-$1,150 million

Business and Operational Highlights

•                  On April 1, 2014, closed the acquisition of EME, bringing NRG’s total fleet to approximately 53,000 MW of generating capacity — the second largest in the US;

•                  On March 31, 2014, acquired the competitive retail electricity business of Dominion Resources, Inc., (NYSE: D) — adding approximately 500,000 customers, significantly expanding NRG’s Northeast retail footprint and adding the Cirro Energy brand in Texas;

•                  Acquired Roof Diagnostics Solar (RDS), one of the nation’s leading residential solar companies, focused on customer acquisition and superior installation;

•                  On May 5, 2014, executed definitive agreement for the first ever drop-down transaction with NRG Yield for the 550 MW El Segundo Energy Center, the 20 MW TA High Desert solar facility and the 20 MW RE Kansas South solar facility for $349 million in cash. Transaction is expected to close this quarter.

PRINCETON, NJ; May 6, 2014 — NRG Energy, Inc. (NYSE: NRG) today reported record first quarter 2014 Adjusted EBITDA of $816 million with Wholesale contributing $639 million, Retail contributing $108 million and NRG Yield contributing $69 million. First quarter adjusted cash flow from operations totaled $608 million. Net loss for first quarter 2014 was ($56) million, or ($0.18) per diluted common share compared to net loss of ($332) million, or ($1.03) per diluted common share for first quarter 2013.

“Outstanding execution led to unprecedented quarterly financial performance driven by our core wholesale business. The quarter is also noteworthy in that we successfully closed three acquisitions which will materially advance each of our generation, retail and clean energy business lines,” said David Crane, NRG President and Chief Executive Officer. “The polar vortex, yet again, vividly demonstrated the critical importance both to NRG and to the American people of maintaining a robust multi-fuel electric system.”

Segment Results

Table 1: Adjusted EBITDA

($ in millions)	Three Months Ended
Segment	3/31/14	3/31/13
Retail	108	103
Wholesale
Gulf Coast
- Texas	40	72
- South Central	17	(8)
East	525	158
West	40	4
Other	8	9
NRG Yield	69	32
Alternative Energy	4	19
Corporate	5	(6)
Adjusted EBITDA(1)	816	383

(1)         Detailed adjustments by region are shown in Appendix A

Table 2: Net Income/(Loss)

($ in millions)	Three Months Ended
Segment	3/31/14	3/31/13
Retail	291	369
Wholesale
Gulf Coast
- Texas	(324)	(426)
- South Central	(13)	(7)
East	219	(159)
West	16	(7)
Other	1	4
NRG Yield	14	11
Alternative Energy	(59)	(25)
Corporate	(201)	(92)
Net Loss	(56)	(332)

Retail: First Quarter Adjusted EBITDA was $108 million; $5 million higher than in first quarter 2013 driven by improved operating efficiencies and focus on sustained mass margin which were offset by lower C&I volumes, unfavorable intra-month supply costs, and increased bad debt expense resulting from higher revenues.

Wholesale

Gulf Coast - Texas: First Quarter Adjusted EBITDA was $40 million; $32 million lower than in first quarter 2013. Gross margin declined by $8 million, driven by lower economic hedges, partially offset by higher generation and higher sales volumes as the region experienced less outage hours in 2014. Also offsetting the reduction is the acquisition of the Gregory Cogeneration facility (Gregory) in August 2013, increased revenue from bilateral agreements and improved fleet availability. The balance was due to higher operating costs driven by the STP outage as well as the timing and scope of major maintenance expense at WA Parish and Limestone.

Gulf Coast - South Central: First Quarter Adjusted EBITDA was $17 million; $25 million higher than in first quarter 2013. The higher results were driven by a $33 million increase in gross margin due to higher realized energy margins, driven by weather and favorable MISO pricing, partially offset by increased costs related to the timing and scope of outage work at gas facilities.

East: First Quarter Adjusted EBITDA was $525 million; $367 million higher than in first quarter 2013, primarily driven by $336 million favorable gross margin as cold weather coupled with strong plant operational performance resulted in both higher volumes and realized energy prices in the first quarter 2014. The balance of the increase came from both reduced O&M costs driven by operational improvements and property tax settlements.

West: First Quarter Adjusted EBITDA was $40 million; $36 million higher than in first quarter 2013. Increases were primarily driven by favorable gross margin of $30 million due to revenues from Resource Adequacy contracts and capacity revenues from El Segundo Energy Center which started operations in the latter half of 2013, partially offset by reductions from the shutdown and decommissioning of retired facilities. The balance was due to lower O&M costs driven by timing of maintenance work.

NRG Yield: First Quarter Adjusted EBITDA was $69 million; $37 million higher than in first quarter 2013. The performance was the result of new assets achieving commercial operations (both conventional and renewable assets), as well as higher sales volumes due to colder than expected weather benefiting the Thermal business.

Alternative Energy: First Quarter Adjusted EBITDA was $4 million; $15 million lower than in first quarter 2013. This change is in part due to the sale of the equity interest in CVSR and Avenal to NRG Yield, as well as ongoing development efforts at both the solar and new businesses that accounted for the balance of the change as NRG continues to expand into new markets.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)	3/31/14	12/31/13
Cash and Cash Equivalents	3,187	2,254
Restricted cash	209	268
Total	3,396	2,522
Total Credit Facility Availability	1,303	1,173
Total Liquidity	4,699	3,695
EME Acquisition on April 1, 2014	(1,540)	—
Pro Forma Liquidity	3,159	3,695

Total liquidity as of March 31, 2014, adjusted for the April 1, 2014 EME acquisition, was $3,159 million, a decrease of $536 million from December 31, 2013. Credit facility availability increased by $130 million but was more than offset by the decrease in cash of $666 million consisting of the following items:

•                  $1,652 million of cash inflows through March 2014, consisting of the following items:

•                  $967 million net financing activities consisting of:  $1,100 million senior note debt proceeds; $337 million NRG Yield debt proceeds, net of fees; partially offset by $470 million debt payments (excluding cash grant debt repayments which are included in growth projects)

•                  $608 million of adjusted cash flow from operations; and

•                  $77 million of proceeds from sale of assets, net.

•                  Partially offset by $2,318 million of cash outflows through March 2014, consisting of the following items:

•                  $1,716 million for acquisitions and growth projects, net, including $1,540 million net cash used to acquire EME on April 1, 2014;

•                  $407 million of collateral;

•                  $112 million of maintenance and environmental capital expenditures, net;

•                 $41 million common and preferred stock dividends;

•                 $37 million of merger and integration expenses; and

•                 $5 million of other investing and financing activities, net.

Drop-Down of Assets to NRG Yield

On May 5, 2014, NRG Energy, Inc. entered into a definitive agreement for the first drop-down of assets to NRG Yield, Inc. for $349 million in total cash consideration, including the assumption of $657 million in project debt, consisting of the following assets (pursuant to the Right of First Offer Agreement with NRG Yield):

•                  TA High Desert — 20 MW solar facility located in Los Angeles County, CA

•                  RE Kansas South — 20 MW solar facility located in Kings County, CA

•                  El Segundo Energy Center — 550 MW fast-start, gas-fired facility located in Los Angeles County, CA

The cash proceeds of $349 million from these drop-downs represent a 1.6X return on cash equity invested in the projects and increase NRG’s capital available for allocation. NRG expects to close the transaction this quarter.

Growth Initiatives and Strategic Developments

NRG continued to enhance its competitiveness and strategic positioning through a wide range of growth initiatives, including:

Acquisition of Edison Mission Energy

On April 1, 2014, the Company closed the acquisition of EME, excluding transaction adjustments for cash, reduced debt balances assumed and working capital. This transaction adds approximately 7,700 MW of generation assets, including 1,600 MW of long-term, fully-contracted assets eligible for future drop-down to NRG Yield and brings NRG’s total fleet to approximately 53,000 MW of generating capacity — the second largest in the US.

Acquisition of Dominion’s Competitive Retail Electricity Business

On March 31, 2014, the Company closed the acquisition of competitive retail electricity business of Dominion Resources, Inc. for $165 million, excluding transaction adjustments for cash and working capital. This acquisition will add, after customary transitions, approximately 500,000 customer accounts to NRG’s retail footprint by the end of 2014, doubling NRG’s northeast retail presence across eight states and enhancing its leading position in the ERCOT market through the acquisition of Dominion’s Cirro Energy franchise.

Residential Solar Developments

On March 27, 2014, the Company acquired Roof Diagnostics Solar (RDS), one of the nation’s leading residential solar companies, enhancing substantially our customer acquisition and installation capability.

Outlook for 2014

With record first quarter results and taking into account the expected contribution of the strategic acquisitions previously described, NRG is raising and updating its Adjusted EBITDA and FCF before Growth investments guidance for 2014.

Table 4: 2014 Adjusted EBITDA and FCF before Growth investments Guidance

	5/6/2014	2/28/2014
($ in millions)	2014	2014
Adjusted EBITDA	3,200 -3,400	2,700 - 2,900
Interest payments(1)	(1,065)	(950)
Income tax	(40)	(40)
Working capital/other changes	(70)	(105)
Adjusted Cash flow from operations	2,025 - 2,225	1,605 - 1,805
Maintenance capital expenditures, net	(375)-(395)	(335)-(355)
Environmental capital expenditures, net	(320)-(340)	(230)-(250)
Preferred dividends	(9)	(9)
Distributions to noncontrolling interests	(100)	(60)
Free cash flow — before Growth investments	1,200 - 1,400	950 - 1,150

Notes - subtotals and totals are rounded

2014 Dividend Program

On April 21, 2014, NRG declared a quarterly dividend on the Company’s common stock of $0.14 per share, payable May 15, 2014, to stockholders of record as of May 1, 2014, representing $0.56 on an annualized basis, a 17% increase from $0.48 per share.

The Company’s common stock dividend is subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call

On May 6, 2014, NRG will host a conference call at 8:00 am Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrgenergy.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG

NRG is leading a customer-driven change in the U.S. energy industry by delivering cleaner and smarter energy choices, while building on the strength of the nation’s largest and most diverse competitive power portfolio. A Fortune 500 company, we create value through reliable and efficient conventional generation while driving innovation in solar and renewable power, electric vehicle ecosystems, carbon capture technology and customer-centric energy solutions. Our retail electricity providers serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrgenergy.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements

(1) Includes debt extinguishment costs associated with refinancing’s of $73 MM and $28 MM for May 6, 2014 and February 28, 2014 Guidance, respectively about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to obtain federal loan guarantees, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently including NRG Yield, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate the businesses of acquired companies, including the assets of Edison Mission Energy, the ability to realize anticipated benefits of acquisitions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to pay dividends and initiate share repurchases under our Capital Allocation Plan, which may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of May 6, 2014. These estimates are based on assumptions believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings Presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

David Knox	Daniel Keyes
832.357.5730	609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
(In millions, except for per share amounts)	2014	2013
Operating Revenues
Total operating revenues	$3,486	$2,081
Operating Costs and Expenses
Cost of operations	2,733	1,753
Depreciation and amortization	335	307
Selling, general and administrative	226	227
Acquisition-related transaction and integration costs	12	42
Development activity expenses	19	18
Total operating costs and expenses	3,325	2,347
Gain on sale of assets	19	—
Operating Income/(Loss)	180	(266)
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	7	3
Other income, net	11	4
Loss on debt extinguishment	(41)	(28)
Interest expense	(255)	(196)
Total other expense	(278)	(217)
Loss Before Income Taxes	(98)	(483)
Income tax benefit	(31)	(152)
Net Loss	(67)	(331)
Less: Net (loss)/income attributable to noncontrolling interest	(11)	1
Net Loss Attributable to NRG Energy, Inc.	(56)	(332)
Dividends for preferred shares	2	2
Loss Available for Common Stockholders	$(58)	$(334)
Loss Per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic and diluted	324	323
Net loss per weighted average common share — basic and diluted	$(0.18)	$(1.03)
Dividends Per Common Share	$0.12	$0.09

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

(Unaudited)

	Three months ended March 31,
	2014	2013
	(In millions)
Net Loss	$(67)	$(331)
Other Comprehensive Income, net of tax
Unrealized (loss)/gain on derivatives, net of income tax (benefit)/expense of $(3) and $9	(9)	7
Foreign currency translation adjustments, net of income tax expense of $2 and $0	6	—
Available-for-sale securities, net of income tax expense of $2 and $1	6	2
Defined benefit plans, net of tax expense of $0 and $5	2	5
Other comprehensive income	5	14
Comprehensive Loss	(62)	(317)
Less: Comprehensive (loss)/income attributable to noncontrolling interest	(15)	1
Comprehensive Loss Attributable to NRG Energy, Inc.	(47)	(318)
Dividends for preferred shares	2	2
Comprehensive Loss Available for Common Stockholders	$(49)	$(320)

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$3,187	$2,254
Funds deposited by counterparties	4	63
Restricted cash	209	268
Accounts receivable — trade, less allowance for doubtful accounts of $32 and $40	1,149	1,214
Inventory	781	898
Derivative instruments	1,573	1,328
Cash collateral paid in support of energy risk management activities	687	276
Deferred income taxes	78	258
Renewable energy grant receivable	116	539
Prepayments and other current assets	599	498
Total current assets	8,383	7,596
Property, plant and equipment, net of accumulated depreciation of $6,885 and $6,573	19,644	19,851
Other Assets
Equity investments in affiliates	462	453
Notes receivable, less current portion	69	73
Goodwill	2,038	1,985
Intangible assets, net of accumulated amortization of $1,248 and $1,977	1,300	1,140
Nuclear decommissioning trust fund	557	551
Derivative instruments	333	311
Deferred income taxes	1,416	1,202
Other non-current assets	759	740
Total other assets	6,934	6,455
Total Assets	$34,961	$33,902
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$685	$1,050
Accounts payable	1,082	1,038
Derivative instruments	1,504	1,055
Cash collateral received in support of energy risk management activities	4	63
Accrued expenses and other current liabilities	950	998
Total current liabilities	4,225	4,204
Other Liabilities
Long-term debt and capital leases	16,803	15,767
Nuclear decommissioning reserve	298	294
Nuclear decommissioning trust liability	324	324
Deferred income taxes	24	22
Derivative instruments	257	195
Out-of-market contracts	1,157	1,177
Other non-current liabilities	1,230	1,201
Total non-current liabilities	20,093	18,980
Total Liabilities	24,318	23,184
3.625% convertible perpetual preferred stock (at liquidation value, net of issuance costs)	249	249
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	7,842	7,840
Retained earnings	3,594	3,695
Less treasury stock, at cost — 77,275,933 and 77,347,528 shares, respectively	(1,940)	(1,942)
Accumulated other comprehensive income	10	5
Noncontrolling interest	884	867
Total Stockholders’ Equity	10,394	10,469
Total Liabilities and Stockholders’ Equity	$34,961	$33,902

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2014	2013
	(In millions)
Cash Flows from Operating Activities
Net loss	$(67)	(331)
Adjustments to reconcile net loss to net cash provided/(used) by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	(2)	—
Depreciation and amortization	335	307
Provision for bad debts	21	9
Amortization of nuclear fuel	11	6
Amortization of financing costs and debt discount/premiums	(5)	(13)
Loss on debt extinguishment	19	2
Amortization of intangibles and out-of-market contracts	13	31
Amortization of unearned equity compensation	8	18
Changes in deferred income taxes and liability for uncertain tax benefits	(111)	(215)
Changes in nuclear decommissioning trust liability	5	10
Changes in derivative instruments	525	317
Changes in collateral deposits supporting energy risk management activities	(407)	(226)
Gain on sale of assets	(19)	—
Cash used by changes in other working capital	65	(39)
Net Cash Provided/(Used) by Operating Activities	391	(124)
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(218)	(18)
Capital expenditures	(237)	(813)
Decrease/(Increase) in restricted cash, net	3	(13)
Decrease in restricted cash to support equity requirements for U.S. DOE funded projects	56	12
Decrease/(Increase) in notes receivable	1	(9)
Investments in nuclear decommissioning trust fund securities	(188)	(95)
Proceeds from sales of nuclear decommissioning trust fund securities	183	85
Proceeds from renewable energy grants	387	16
Proceeds from sale of assets, net of cash disposed of	77	—
Cash proceeds to fund cash grant bridge loan payment	57	—
Other	3	(1)
Net Cash Provided/(Used) by Investing Activities	124	(836)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(41)	(31)
Payment for treasury stock	—	(20)
Net (payments for)/receipts from settlement of acquired derivatives that include financing elements	(223)	98
Proceeds from issuance of long-term debt	1,564	736
Contributions and sale proceeds from noncontrolling interest in subsidiaries	9	20
Proceeds from issuance of common stock	3	1
Payment of debt issuance costs	(23)	(5)
Payments for short and long-term debt	(873)	(219)
Net Cash Provided by Financing Activities	416	580
Effect of exchange rate changes on cash and cash equivalents	2	—
Net Increase/(Decrease) in Cash and Cash Equivalents	933	(380)
Cash and Cash Equivalents at Beginning of Period	2,254	2,087
Cash and Cash Equivalents at End of Period	$3,187	$1,707

Appendix Table A-1: First Quarter 2014 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	Retail	Texas	South Central	East	West	Other Conventional	NRG Yield	Alt. Energy	Corp.	Total
Net Income/(Loss) Attributable to NRG Energy, Inc	291	(324)	(13)	219	16	1	14	(59)	(201)	(56)
Plus:
Net Income Attributable to Non-Controlling Interest	—	—	—	—	—	—	4	(17)	2	(11)
Interest Expense, net	—	—	30	(14)	7	—	19	28	182	252
Loss on Debt Extinguishment	—	—	—	—	—	—	—	1	40	41
Income Tax	—	—	—	—	—	2	3	—	(36)	(31)
Depreciation, Amortization and ARO Expense	33	118	25	69	19	1	17	52	6	340
Amortization of Contracts	1	10	(4)	(4)	(2)	—	—	—	—	1
EBITDA	325	(196)	38	270	40	4	57	5	(7)	536
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	—	—	(3)	4	12	(2)	—	11
Integration & Transaction Costs, gain on sale	—	—	(24)	6	—	—	—	—	12	(6)
Deactivation costs	—	—	—	2	1	—	—	—	—	3
Legal Settlement	4	—	—	—	—	—	—	—	—	4
Market to Market (MtM) losses/(gains) on economic hedges	(221)	236	3	247	2	—	—	1	—	268
Adjusted EBITDA	108	40	17	525	40	8	69	4	5	816

Appendix Table A-2: First Quarter 2013 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	Retail	Texas	South Central	East	West	Other Conventional	NRG Yield	Alt. Energy	Corp.	Total
Net Income/(Loss) Attributable to NRG Energy, Inc	369	(426)	(7)	(159)	(7)	4	11	(25)	(92)	(332)
Plus:
Net Income Attributable to Non-Controlling Interest	—	—	—	—	—	—	—	(1)	—	(1)
Interest Expense, net	1	—	4	13	(1)	—	5	8	163	193
Loss on Debt Extinguishment	—	—	—	—	—	—	—	—	28	28
Income Tax	—	—	—	—	—	—	—	—	(152)	(152)
Depreciation Amortization and ARO Expense	32	113	24	80	14	1	10	30	4	308
Amortization of Contracts	21	9	(5)	(11)	(2)	—	1	—	—	13
EBITDA	423	(304)	16	(77)	4	5	27	12	(49)	57
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	1	—	1	4	5	6	—	17
Integration & Transaction Costs	—	—	—	—	—	—	—	—	42	42
Deactivation Costs	—	—	—	3	—	—	—	—	—	3
Asset Write Off and Impairment	—	—	—	—	—	—	—	—	1	1
MtM losses/(gains) on economic hedges	(320)	376	(25)	232	(1)	—	—	1	—	263
Adjusted EBITDA	103	72	(8)	158	4	9	32	19	(6)	383

Appendix Table A-3: 2014 and 2013 First Quarter Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities

($ in millions)	Three months ended March 31, 2014	Three months ended March 31, 2013 (1)
Net Cash Provided by Operating Activities	391	(124)
Adjustment for change in collateral	407	226
Reclassifying of net receipts (payments) for settlement of acquired derivatives that include financing elements	(223)	98
Add: Merger and integration expenses	33	47
Adjusted Cash Flow from Operating Activities	608	247
Maintenance CapEx, net[2]	(62)	(90)
Environmental CapEx, net	(50)	(14)
Preferred dividends	(2)	(2)
Distributions to non-controlling interests	(7)	—
Free cash flow — before Growth investments	487	141

(1) Revised to reflect new Adjusted Cash Flow from Operating Activities methodology

(2) Excludes merger and integration CapEx of $5 million in each year

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger and integration related costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger and integration related costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, and preferred stock dividends and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.